Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	As of September 30, 2018	As of December 31, 2017

ASSETS
Current Assets:
Cash and Cash Equivalents	$59,092	$38,165
Receivables, Net	1,091,589	925,083
Unbilled Revenues	170,044	201,361
Fuel, Materials, Supplies and Inventory	192,508	223,063
Regulatory Assets	436,704	741,868
Prepayments and Other Current Assets	203,434	138,009
Assets Held for Sale	—	219,550
Total Current Assets	2,153,371	2,487,099

Property, Plant and Equipment, Net	24,967,702	23,617,463

Deferred Debits and Other Assets:
Regulatory Assets	4,716,631	4,497,447
Goodwill	4,427,266	4,427,266
Marketable Securities	585,960	585,419
Other Long-Term Assets	664,739	605,692
Total Deferred Debits and Other Assets	10,394,596	10,115,824

Total Assets	$37,515,669	$36,220,386

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$1,067,200	$1,088,087
Long-Term Debt – Current Portion	387,310	549,631
Rate Reduction Bonds – Current Portion	52,332	—
Accounts Payable	962,298	1,085,034
Obligations to Third Party Suppliers	199,762	144,046
Regulatory Liabilities	344,708	128,071
Other Current Liabilities	616,662	594,176
Total Current Liabilities	3,630,272	3,589,045

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,386,324	3,297,518
Regulatory Liabilities	3,706,792	3,637,273
Derivative Liabilities	385,865	377,257
Accrued Pension, SERP and PBOP	1,013,182	1,228,091
Other Long-Term Liabilities	1,094,019	1,073,501
Total Deferred Credits and Other Liabilities	9,586,182	9,613,640

Long-Term Debt	12,151,536	11,775,889

Rate Reduction Bonds	583,331	—

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,570	155,570

Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,234,044	6,239,940
Retained Earnings	3,882,695	3,561,084
Accumulated Other Comprehensive Loss	(59,582)	(66,403)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	11,408,778	11,086,242

Total Liabilities and Capitalization	$37,515,669	$36,220,386

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2018	2017	2018	2017

Operating Revenues	$2,271,425	$1,988,512	$6,413,243	$5,856,458

Operating Expenses:
Purchased Power, Fuel and Transmission	842,291	651,776	2,442,953	1,955,129
Operations and Maintenance	344,475	307,773	970,881	956,274
Depreciation	208,671	194,466	612,077	571,152
Amortization	92,711	41,848	174,108	58,058
Energy Efficiency Programs	129,965	129,205	366,162	391,761
Taxes Other Than Income Taxes	187,291	168,193	547,155	479,648
Total Operating Expenses	1,805,404	1,493,261	5,113,336	4,412,022
Operating Income	466,021	495,251	1,299,907	1,444,436
Interest Expense	125,201	108,719	372,734	319,477
Other Income, Net	16,718	28,536	100,656	79,178
Income Before Income Tax Expense	357,538	415,068	1,027,829	1,204,137
Income Tax Expense	66,278	152,818	220,497	447,921
Net Income	291,260	262,250	807,332	756,216
Net Income Attributable to Noncontrolling Interests	1,880	1,880	5,639	5,639
Net Income Attributable to Common Shareholders	$289,380	$260,370	$801,693	$750,577

Basic Earnings Per Common Share	$0.91	$0.82	$2.53	$2.36

Diluted Earnings Per Common Share	$0.91	$0.82	$2.52	$2.36

Dividends Declared Per Common Share	$0.51	$0.48	$1.52	$1.43

Weighted Average Common Shares Outstanding:
Basic	317,360,110	317,393,029	317,367,252	317,415,848
Diluted	317,967,311	317,949,396	317,948,498	318,007,042

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income	$807,332	$756,216
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	612,077	571,152
Deferred Income Taxes	70,402	374,863
Uncollectible Expense	50,720	30,111
Pension, SERP and PBOP Expense, Net	5,192	16,891
Pension and PBOP Contributions	(188,874)	(197,900)
Regulatory Overrecoveries, Net	189,932	185,952
Amortization	174,108	58,058
Other	(129,039)	(197,876)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(212,326)	(107,473)
Fuel, Materials, Supplies and Inventory	44,702	23,686
Taxes Receivable/Accrued, Net	70,885	88,856
Accounts Payable	(72,591)	(96,551)
Other Current Assets and Liabilities, Net	(14,858)	(30,138)
Net Cash Flows Provided by Operating Activities	1,407,662	1,475,847

Investing Activities:
Investments in Property, Plant and Equipment	(1,885,081)	(1,642,280)
Proceeds from Sales of Marketable Securities	405,276	520,664
Purchases of Marketable Securities	(396,277)	(506,302)
Proceeds from the Sale of PSNH Generation Assets	193,924	—
Other Investing Activities	(23,405)	(24,173)
Net Cash Flows Used in Investing Activities	(1,705,563)	(1,652,091)

Financing Activities:
Cash Dividends on Common Shares	(480,082)	(451,562)
Cash Dividends on Preferred Stock	(5,639)	(5,639)
Decrease in Notes Payable	(222,110)	(231,500)
Issuance of Rate Reduction Bonds	635,663	—
Issuance of Long-Term Debt	1,300,000	1,250,000
Retirement of Long-Term Debt	(860,855)	(320,000)
Other Financing Activities	(20,361)	171
Net Cash Flows Provided by Financing Activities	346,616	241,470
Net Increase in Cash, Cash Equivalents and Restricted Cash	48,715	65,226
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	85,890	106,750
Cash, Cash Equivalents and Restricted Cash - End of Period	$134,605	$171,976

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.